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                                                                       EXHIBIT 5


             Opinion of Buchanan Ingersoll Professional Corporation


                                 June 13, 1996


North American Technologies Group, Inc.
4710 Bellaire Blvd.
Suite 301
Bellaire, Texas 77401

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have participated in the preparation of a Registration Statement (File Number 33-82112) on Form S-4 of North American Technologies Group, Inc. (the "Company"), as amended to the date of this letter (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), which may be issued to the stockholders of North American Environmental Group, Inc. ("NAE") in connection with the merger (the "Merger") of NAE into Daily Mail, Inc., a wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger ("the "Merger Agreement"). As counsel to the Company, we have reviewed such corporate records, certificates and other records as we have deemed necessary to the opinion hereinafter set forth.

     On the basis of the foregoing and our consideration of such other legal and factual matters that we have deemed appropriate, we are of the opinion that the Common Stock covered by the Registration Statement has been duly authorized and, upon approval of the Merger by the stockholders of NAE and the filing of a certificate of merger with respect to the Merger with the Secretary of State of Delaware, the shares of Common Stock, when issued in accordance with the Merger Agreement, will be legally-issued, fully-paid and non-assessable.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                              BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                              By:/s/ Joseph P. Galda
                                 ------------------------------
                                 Joseph P. Galda